UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On February 7, 2007, the company received notice from the American Stock Exchange (the “Amex”) that the staff of the Amex’s Listing Qualifications Department has determined not to accept the company’s plan for regaining compliance with the Amex stockholders’ equity requirement for continued listing, as set forth in Sections 1003(a)(i)-(iii) of the Amex Company Guide. Accordingly, the company’s common stock will be subject to delisting unless the company requests a hearing before an Amex Listing Qualifications Panel (the “Panel”). The company has requested such a hearing, which will stay the delisting action until the company has had an opportunity to present its plan to evidence compliance with all applicable listing requirements to the Panel. There can, however, be no assurance that the Panel will grant the company’s request for continued listing.

On February 13, 2007, the company issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
(Registrant)

/s/ DAVID MICEK
David Micek
President and Chief Executive Officer

DATE: February 13, 2007